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                                                                    Exhibit 23.1

DRAFT

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 1998, with respect to the financial statements of True Temper Sports, Inc. included in the Registration Statement (Form S-4) and related Prospectus of True Temper Sports, Inc. for the registration of 10 7/8% Senior Subordinated Notes in the amount of $100,000,000 , due 2008.


                                                          /s/ Ernst & Young LLP


February 10, 1999
Baltimore, Maryland